                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 20, 1996




                         REGIONS FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





   Delaware                       0-6159                   63-0589368
---------------                ------------            -------------------
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)            Identification No.)
incorporation)



                             417 North 20th Street
                           Birmingham, Alabama 35203
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

                                 (205) 326-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.          OTHER EVENTS.

         In connection with its program of acquiring financial institutions in existing or adjacent markets, Regions Financial Corporation ("Regions") is filing this Current Report on Form 8-K (the "Current Report") with respect to certain aspects of its consummated and pending acquisitions for the 1996 fiscal year.

         On March 1, 1996, First National Bancorp, located in Gainesville, Georgia, merged with a wholly owned subsidiary of Regions in a combination accounted for as a pooling of interests. Supplemental consolidated financial statements of Regions giving effect to the combination of First National Bancorp with Regions were included as Exhibit 99.C to the Annual Report of Regions on Form 10-K for the year ended December 31, 1995, and Regions' management's discussion and analysis of financial condition and results of operations giving effect to the combination of First National Bancorp with Regions was included as Exhibit 99.1 to Regions' Current Report on Form 8-K filed June 4, 1996.

         During the first nine months of 1996, Regions has consummated, in addition to the combination with First National Bancorp, the acquisitions of seven financial institutions. Certain information with respect to such transactions are set forth in the following table.



                                                 TRANSACTIONS COMPLETED IN 1996

                                                                    CONSIDERATION
                                                                 -------------------
                                                         APPROXIMATE
                                                 -------------------------                         ACCOUNTING
              INSTITUTION                        ASSET SIZE       VALUE(1)      TYPE               TREATMENT
----------------------------------------         ----------       --------      ----               ----------
                                                        (In millions)
The Enterprise National Bank of Atlanta,           $  54            $   9       Cash                Purchase
located in Atlanta, Georgia

Metro Financial Corporation, located in              210               31       Regions             Purchase
Atlanta, Georgia                                                                Common
                                                                                Stock

First Federal Bank of Northwest Georgia,              94               17       Regions             Pooling
Federal Savings Bank, located in Cedartown,                                     Common                of
Georgia                                                                         Stock               Interests

First Gwinnett Bancshares, Inc., located in           68               15       Regions             Purchase
Norcross, Georgia                                                               Common
                                                                                Stock

Delta Bank & Trust Company, located in Belle         191               38       Regions             Purchase
Chasse, Louisiana                                                               Common
                                                                                Stock

Rockdale Community Bank, located in Conyers,          47               12       Regions             Purchase
Georgia                                                                         Common
                                                                                Stock

American Bancshares of Houma, Inc., located in        89               18       Regions             Purchase
Houma, Louisiana                                                                Common
                                                                                Stock
                                                   -----            -----
                      Totals                       $ 753            $ 140
                                                   =====            =====

---------------
(1) Calculated as of the date of consummation.

         In addition, as of the date of this Current Report, Regions has pending four additional acquisitions (the "Pending Acquisitions") in Georgia, Louisiana, and Florida, certain aspects of which transactions are set forth in the following table.

                                                    PENDING TRANSACTIONS

                                                                    CONSIDERATION
                                                                 -------------------
                                                         APPROXIMATE
                                                 -------------------------                         ACCOUNTING
              INSTITUTION                        ASSET SIZE       VALUE(1)      TYPE               TREATMENT
----------------------------------------         ----------       --------      ----               ----------
                                                        (In millions)
Florida First Bancorp, Inc. located                $   297          $  40       Cash                Purchase
in Panama City, Florida (2)

Allied Bankshares, Inc., located in Thomson,           557            136       Regions             Pooling
Georgia (3)                                                                     Common                of
                                                                                Stock               Interests

West Carroll Bancshares, Inc., located in Oak          125             32       Regions             Pooling
Grove, Louisiana (4)                                                            Common                of
                                                                                Stock               Interests

Gulf South Bancshares, Inc., located in                 55              9       Regions             Purchase
Gretna, Louisiana (5)                                                           Common
                                                                                Stock

                                                   -------          -----

    Totals..................................       $ 1,034          $ 217
                                                   =======          =====


(1)  Calculated as of the date of announcement of such transactions.

(2) At the effective time of the merger of Florida First Bancorp, Inc. ("Florida First") into Regions (the "Florida First Effective Time"), each share of Florida First common stock issued and outstanding at the Florida First Effective Time, with certain exceptions, will be converted into $11.65 in cash, subject to possible adjustment.

(3) At the effective time of the merger of Allied Bankshares, Inc. ("Allied") into Regions (the "Allied Effective Time"), each share of Allied common stock issued and outstanding at the Allied Effective Time, with certain exceptions, will be converted into .226 of a share of Regions common stock.

(4) At the effective time of the merger of West Carroll Bancshares, Inc. ("West Carroll") into Regions (the "West Carroll Effective Time"), each share of West Carroll common stock issued and outstanding at the West Carroll Effective Time, with certain exceptions, will be converted into 4 shares of Regions common stock.

(5) At the effective time of the merger of Gulf South Bancshares, Inc. ("Gulf South") into Regions (the "Gulf South Effective Time"), each share of Gulf South common stock issued and outstanding at the Gulf South Effective Time, with certain exceptions, will be converted into .4817 of a share of Regions common stock.

         If all of the Pending Acquisitions had been consummated on September 30, 1996, based on September 30, 1996 pro forma financial information, Regions' total consolidated assets would have increased by approximately $1.0 billion to approximately $19.7 billion; its total consolidated deposits would have increased by approximately $845 million to approximately $16.0 billion; and its total consolidated stockholders' equity would have increased by approximately $82 million to approximately $1.6 billion.

         Consummation of the Pending Acquisitions is subject to the approval of certain regulatory agencies and of the stockholders of the institutions to be acquired and to the effectiveness of the registration statements filed or to be filed with the Securities and Exchange Commission. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Pending Acquisitions will be satisfied in a manner that will result in the consummation of all of the Pending Acquisitions.

         Regions has purchased, in the open market, 260,000 shares of Regions Common Stock to be issued in the Allied transaction.

         As part of its ongoing business strategy, Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry typically have involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

         Included as an exhibit to this Current Report, and incorporated herein by reference, is certain unaudited pro forma financial information of Regions as of September 30, 1996, prepared in accordance with Regulation S-X, giving effect to the above-discussed acquisitions.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                 99 Unaudited Pro Forma Financial Information of Regions Financial Corporation.





                                  SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REGIONS FINANCIAL CORPORATION
                                  (Registrant)



                          By:  /s/ ROBERT P. HOUSTON
                               ---------------------
                          Title:  Executive Vice President and Comptroller
                                  ----------------------------------------

Date:  November 20, 1996

                                EXHIBIT INDEX


                                                                   SEQUENTIAL
EXHIBIT                      DESCRIPTION                            PAGE NO.
-------                      -----------                           ----------
  99             Unaudited Pro Forma Financial Information
                 of Regions Financial Corporation ..............
